UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009

Eden Bioscience Corporation (Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-31499 (Commission File Number)	91-1649604 (IRS Employer Identification No.)

14522 NE North Woodinville Way, Suite 202B Woodinville, Washington (Address of principal executive offices)		98072 (Zip Code)
Registrant's telephone number, including area code: 425-806-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 3, 2009, Eden Bioscience Corporation (the "Company") instructed its disbursing agent, BNY Mellon Shareowner Services ("BNY Mellon"), to commence the process for making an initial liquidating distribution of $1.00 per share to shareholders of record on June 29, 2009, the date on which the Company was dissolved and the Company's stock transfer books were closed.  The Company has instructed BNY Mellon to deliver the form of letter to shareholders (the "Letter"), filed as Exhibit 99.1 to this Current Report on Form 8-K, and the form of Stock Transmittal Form (the "Transmittal Form"), filed as Exhibit 99.2 to this Current Report on Form 8-K, to its shareholders of record in connection with the initial liquidating distribution.

The Company expects BNY Mellon to commence mailing the Letter and the Transmittal Form to shareholders on or about August 10, 2009.  In order for shareholders to receive the liquidating distribution, they must (i) complete and execute the Transmittal Form and (ii) send their stock certificate(s) and the completed Transmittal Form to BNY Mellon at one of the addresses noted on the Transmittal Form.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
99.1	Form of Letter to Shareholders
99.2	Stock Transmittal Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN BIOSCIENCE CORPORATION

Date: August 6, 2009

By: __/s/ Nathaniel T. Brown__________________

       Nathaniel T. Brown

       Chief Executive Officer, Chief Financial Officer

       and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Letter to Shareholders
99.2	Stock Transmittal Form